April 26, 2000

Division of Corporate Regulation
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:  Information Supplemental to Annual Report on
     Form U5S for Entergy Corporation and Subsidiaries
     ("Form U5S") Relating to Participation in
     Nuclear Electric Insurance Limited ("NEIL") and
     Nuclear Mutual Limited ("NML")

Gentlemen:

As Chief Accounting Officer of Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., Entergy New Orleans, Inc. and System Energy Resources, Inc. ("System Energy"), I hereby advise you, as information supplemental to that set forth in the Form U5S for the year ended December 31, 1999, that the attached schedules represent premium payments made to NEIL and NML during 1999 and premium distributions and credits received from NML and NEIL during 1999.

Sincerely,

/s/ Nathan E. Langston

Nathan E. Langston
Vice President and Chief Accounting Officer

NEL/WCJ
Attachments


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
                                    1999 Premiums Paid to NEIL, EIM
NEIL I
                         Period     Trans Date        Amount       Type of Trans   Plant   Company
Extra Expense for                      6/29/99            (6,982)     Credit        RB       EGSI
Replacement Power      3/1/99-00        3/1/99        (3,819,522)     Credit        ANO      EAI
                       3/1/99-00        3/1/99          (307,523)     Credit        RB       EGSI
                       3/1/99-00        3/1/99          (553,476)     Credit        W3       ELI
                       3/1/99-00        3/1/99          (138,746)     Credit        GG       EAI
                       3/1/99-00        3/1/99           (83,222)     Credit        GG       ELI
                       3/1/99-00        3/1/99          (152,750)     Credit        GG       EMI
                       3/1/99-00        3/1/99           (77,152)     Credit        GG       ENOI
                       4/1/99-00        4/1/99          (678,091)     Credit        ANO      EAI
                       4/1/99-00        4/1/99           (52,926)     Credit        RB       EGSI
                       4/1/99-00        4/1/99           (16,055)     Credit        W3       ELI
                       4/1/99-00        4/1/99           (23,716)     Credit        GG       EAI
                       4/1/99-00        4/1/99           (94,931)     Credit        GG       ELI
                       4/1/99-00        4/1/99           (26,106)     Credit        GG       EMI
                       4/1/99-00        4/1/99           (15,467)     Credit        GG       ENOI
                       4/1/99-00       3/31/99           425,811       Prem         W3       ELI
                       4/1/99-00       3/31/99           329,041       Prem         RB       EGSI
                       4/1/99-00       3/31/99           513,857       Prem         ANO      EAI
                       4/1/99-00       3/31/99            60,541       Prem         GG       ENOI
                       4/1/99-00       3/31/99            31,669       Prem         GG       ELI
                       4/1/99-00       3/31/99           113,146       Prem         GG       EAI
                       4/1/99-00       3/31/99           105,739       Prem         GG       EMI
                                                     -----------
Total                                                 (4,466,861)
                                                     ===========
NEIL
                         Period     Trans Date    Amount           Type of Trans   Plant   Company
Primary Property       3/1/99-00        3/1/99          (392,831)     Credit        ANO      EAI
                       3/1/99-00        3/1/99        (2,001,372)     Credit        GG       SERI
                       3/1/99-00        3/1/99          (453,693)     Credit        W3       ELI
                       3/1/99-00        3/1/99            (6,788)     Credit        RB       EGSI
                       4/1/99-00        4/1/99           (59,266)     Credit        ANO      EAI
                       4/1/99-00        4/1/99          (349,753)     Credit        GG       SERI
                       4/1/99-00        4/1/99           (73,604)     Credit        W3       ELI
                       4/1/99-00        4/1/99           (28,413)     Credit        RB       EGSI
                       4/1/99-00       3/31/99         1,270,991       Prem         ANO      EAI
                       4/1/99-00       3/31/99         1,042,492       Prem         GG       SERI
                       4/1/99-00       3/31/99         1,052,037       Prem         W3       ELI
                       4/1/99-00       3/31/99           964,711       Prem         RB       EGSI
                                                      ----------
Total                                                    964,511
                                                      ==========
NEIL II
                         Period     Trans Date    Amount           Type of Trans   Plant   Company
Excess Property        3/1/99-00        3/1/99        (2,255,768)     Credit        ANO      EAI
                       3/1/99-00        3/1/99        (2,059,489)     Credit        GG       SERI
                       3/1/99-00        3/1/99        (1,500,974)     Credit        W3       ELI
                       3/1/99-00        3/1/99        (1,053,215)     Credit        RB       EGSI
                       4/1/99-00        4/1/99          (393,395)     Credit        ANO      EAI
                       4/1/99-00        4/1/99          (359,243)     Credit        GG       SERI
                       4/1/99-00        4/1/99          (258,573)     Credit        W3       ELI
                       4/1/99-00        4/1/99          (179,530)     Credit        RB       EGSI
                       4/1/99-00       3/31/99         1,468,211       Prem         W3       ELI
                       4/1/99-00       3/31/99         1,468,679       Prem         RB       EGSI
                       4/1/99-00       3/31/99         1,322,046       Prem         ANO      EAI
                       4/1/99-00       3/31/99         1,275,393       Prem         GG       SERI
                                                     -----------
Total                                                 (2,525,858)
                                                     ===========
Total NEIL                                            (6,028,208)
                                                     ===========
EIM
                         Period     Trans Date    Amount           Type of Trans
Directors & Officers   7/1/99-00        7/6/99           727,654       Prem
Excess Liability       11/1/99-00     11/19/99           795,006       Prem
                                                       ---------
Total EIM                                              1,522,660
                                                       =========

NOTE: NML merged with NEIL in late 1997. NEIL is a nuclear mutual insurance company.

       EIM is a non-nuclear mutual insurance company.


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